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                                  EXHIBIT 21.1
                           BENTON OIL AND GAS COMPANY
                              LIST OF SUBSIDIARIES
                              --------------------



                                                               JURISDICTION
                               NAME                          OF INCORPORATION
              --------------------------------           ----------------------

Benton-Vinccler, C.A.*                                       Venezuela

Energy International Financial Institution, Ltd.*         Cayman Islands

Crestone Energy Corporation                                  Colorado

CEC Holding Company                                          Delaware

The names of certain subsidiaries have been omitted in reliance upon Item 601
(b) (21) (ii) of Regulation S-K.

*All subsidiaries are wholly-owned by Benton Oil and Gas Company, except Benton-Vinccler, C.A. and Energy International Financial Institution which are owned 80% by Benton Oil and Gas Company.